Exhibit 99.1

Coffee Holding Co., Inc. Reports Results for Three and Nine Months Ended July 31, 2017 and Announces Stock Repurchase Program

STATEN ISLAND, New York – September 13, 2017. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the three and nine months ended July 31, 2017:

Net sales totaled $17,979,068 for the three months ended July 31, 2017, an increase of $624,535, or 3.6% from $17,354,533 for the three months ended July 31, 2016. The increase in net sales reflects our gain of approximately $4,000,000 in sales of both branded and private label coffee to both new and existing customers, partially offset by reduced wholesale transactions with our largest wholesale green coffee customer of approximately $3,400,000.

Cost of sales for the three months ended July 31, 2017 was $14,903,594, or 82.9% of net sales, as compared to $14,203,343, or 81.9% of net sales, for the three months July 31, 2016. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity. The increase in cost of sales reflects the change in the product mix due to our reduced wholesale transactions with our largest wholesale green coffee customer.

Gross profit for the three months ended July 31 2017 was $3,075,474, a decrease of $75,716 from $3,151,190 for the three months ended July 31, 2016. Gross profit as a percentage of net sales decreased to 17.1% for the three months ended July 31, 2017 from 18.1% for the three months ended July 31, 2016. Although we experienced improved margins on our wholesale and roasted business during the quarter, the decrease in gross profits was due in part to the purchase price paid for our acquisition of Comfort Foods, Inc., or CFI.

Total operating expenses increased by $1,027,420 to $2,895,643 for the three months ended July 31, 2017 from $1,868,223 for the three months ended July 31, 2016. The quarter ended July 31, 2017 included approximately $208,409 of selling and administrative expenses from our subsidiary Sonofresco, LLC, or SONO, and approximately $444,530 of selling and administrative expenses from our subsidiary CFI which were not fully included in the July 31, 2016 numbers since the SONO transaction was completed in late June 2016 and the CFI transaction occurred in 2017. Also, we incurred increases in shipping expenses of $175,481, salary expense of $42,169 and medical insurance expense of $22,946. These increases were the result of our reinvestment in our growth and expansion strategy.

The Company had net income of $32,800 or $0.01 per share basic and diluted, for the three months ended July 31, 2017 compared to net income of $755,518, or $0.12 per share basic and diluted for the three months ended July 31, 2016. The decrease in net income was due primarily to the reasons described above.

Additionally, the Company’s Board of Directors has approved a share repurchase program pursuant to which the Company may repurchase up to $2 million in value of its outstanding common stock, par value, $0.001 per share, from time to time on the open market and in privately negotiated transactions subject to market conditions, share price and other factors (the “Share Repurchase Program”). The Company intends to fund the Share Repurchase Program with available cash and from future cash flow from operations.

The timing and amount of any shares repurchased will be determined based on the Company’s evaluation of market conditions and other factors and the program may be discontinued or suspended at any time. Repurchases will be made in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and certain other legal requirements to which the Company may be subject. Repurchases may be made, in part, under a Rule 10b5-1 plan, which allows stock repurchases when the Company might otherwise be precluded from doing so.

“We are pleased to report to our shareholders a sales increase during our third fiscal quarter of 2017. Our revenue grew by approximately 3.5% to approximately $18 million compared to approximately $17.4 million for the same period in 2016. This revenue figure includes a decrease in sales of approximately $3.4 million during the quarter to our former largest wholesale green coffee customer demonstrating that we have successfully offset all of the lost revenue from one customer by increasing our sales of branded, private label and green coffee sales to existing and new customers.

Sales of our flagship brand, Café Caribe, continue to improve, especially in the Texas market as our customer base in the region continues to grow along with the increased number of stores which now carry our brand. Sales of our private label grew by nearly 100% during the quarter from our last fiscal quarter. Sales of green coffee to our smaller, regional roaster clientele remained steady, reflecting the continuing sales growth of higher end, 100% Arabica micro brewed specialty beverages favored by the millennial coffee drinking demographic.

As our increased efforts in key areas of our business are now reflected in our revenues, I believe we have turned the page on our previous declines in revenue caused by the reduced sales to our former largest green coffee customer.

Once the integration of our most recent acquisition, Comfort Foods, Inc. in North Andover, Massachusetts, is completed, we expect to return to a profitable position as our overall gross margins continue to improve in conjunction with the changes in our overall sales mix, due in part to our efforts to replace our lower margin business with increased sales of our roasted product offerings.

Lastly, as we believe the public market is not reflecting the true value of our company, we have decided to initiate a share repurchase program whereby we may repurchase up to $2 million of our outstanding shares in the open market. Going forward, our focus will continue to be on growing our revenues over the next several years.”

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on future margin performance and its share repurchase program. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JULY 31, 2017 AND OCTOBER 31, 2016

	July 31, 2017	October 31, 2016
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$2,687,724	$3,227,981
Accounts receivable, net of allowances of $144,000 for 2017 and 2016	10,418,086	13,517,892
Inventories	15,663,719	14,276,290
Prepaid green coffee	280,254	435,577
Prepaid expenses and other current assets	621,877	535,456
Prepaid and refundable income taxes	797,939	481,977
Due from broker	778,556	134,722
Deferred income tax asset	-	81,545
TOTAL CURRENT ASSETS	31,248,155	32,691,440

Machinery and equipment, at cost, net of accumulated depreciation of $5,377,379 and $4,819,828 for 2017 and 2016, respectively	2,526,486	2,269,863
Customer list and relationships, net of accumulated amortization of $64,625 and $50,250 for the periods ended July 31, 2017 and 2016, respectively	375,375	219,750
Trademarks	180,000	180,000
Goodwill	2,377,407	1,017,905
Equity method investments	95,528	95,598
Deposits and other assets	535,750	549,337
TOTAL ASSETS	$37,338,701	$37,023,893

- LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,254,991	$4,062,573
Line of credit	7,406,325	6,958,375
Deferred income tax liabilities	60,785	-
Income taxes payable	-	1,050
TOTAL CURRENT LIABILITIES	10,722,101	11,021,998

Deferred income tax liabilities	203,600	167,470
Deferred rent payable	238,088	231,216
Deferred compensation payable	509,170	489,668
TOTAL LIABILITIES	11,672,959	11,910,352
Redeemable common stock:
Common stock subject to possible redemption, at $200,004; 38,364 shares issued and outstanding at redemption value as of July 31, 2017 and October 31, 2016	200,004	200,004
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,494,680 shares issued; 5,821,554 and 5,824,938 shares outstanding as of July 31 2017 and October 31, 2016, respectively	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	12,288,547	11,878,228
Less: Treasury stock, 634,762 and 631,378 common shares, at cost as of July 31, 2017 and October 31, 2016, respectively	(3,265,419)	(3,249,590)
Total Coffee Holding Co., Inc. Stockholders’ Equity	25,133,697	24,539,203
Noncontrolling interest	532,045	374,334
TOTAL EQUITY	25,665,742	24,913,537
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$37,338,701	$37,023,893

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED JULY 31, 2017 AND 2016
(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2017	2016	2017	2016
NET SALES	$55,398,538	$61,566,868	$17,979,068	$17,354,533

COST OF SALES (including $4.8 and $7.4 million of related party costs for the nine months ended July 31, 2017 and 2016, respectively. Including $2.6 and $1.9 million for the three months ended July 31, 2017 and 2016, respectively.)	46,469,896	52,455,081	14,903,594	14,203,343

GROSS PROFIT	8,928,642	9,111,787	3,075,474	3,151,190

OPERATING EXPENSES:
Selling and administrative	7,517,062	5,170,915	2,716,393	1,704,373
Officers’ salaries	527,090	491,550	179,250	163,850
TOTAL	8,044,152	5,662,465	2,895,643	1,868,223

INCOME FROM OPERATIONS	884,490	3,449,322	179,831	1,282,967

OTHER INCOME (EXPENSE)
Interest income	29,381	30,889	5,993	9,890
Loss from equity method investment	(71)	(1,049)	(322)	(805)
Interest expense	(192,317)	(116,114)	(68,079)	(42,671)
TOTAL	(163,007)	(86,304)	(62,408)	(33,586)

INCOME BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	721,483	3,363,018	117,423	1,249,381

Provision for income taxes	153,453	1,236,319	23,911	448,399

NET INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	568,030	2,126,699	93,512	800,982
Less: Net income attributable to the non-controlling interest	(157,711)	(100,811)	(60,712)	(45,464)

NET INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$410,319	$2,025,888	$32,800	$755,518

Basic and diluted earnings per share	$.07	$.33	$.01	$.12

Weighted average common shares outstanding:
Basic and diluted	5,861,777	6,117,610	5,859,918	6,056,420

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JULY 31, 2017 AND 2016
(Unaudited)

	2017	2016
OPERATING ACTIVITIES:
Net income	$568,030	$2,126,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	573,447	425,977
Unrealized (gain) on commodities	(643,834)	(591,566)
Loss on equity method investments	70	1,049
Deferred rent	6,872	6,872
Deferred income taxes	178,460	890,750
Changes in operating assets and liabilities:
Accounts receivable	3,684,724	(4,766,640)
Inventories	(270,523)	1,432,701
Prepaid expenses and other current assets	(53,740)	(262,707)
Prepaid green coffee	155,323	58,310
Prepaid and refundable income taxes	(315,962)	931,250
Accounts payable and accrued expenses	(1,434,462)	(1,554,385)
Deposits and other assets	59,640	31,558
Income taxes payable	(1,050)	925
Net cash provided by (used in) operating activities	2,506,995	(1,269,207)

INVESTING ACTIVITIES:
Purchase of business net of cash acquired	(2,893,275)	(856,904)
Purchases of machinery and equipment	(586,098)	(661,591)
Net cash used in investing activities	(3,479,373)	(1,518,495)

FINANCING ACTIVITIES:
Advances under bank line of credit	4,512,950	5,204,254
Payment of dividend	-	(100,000)
Purchase of treasury stock	(15,829)	(839,927)
Principal payments under bank line of credit	(4,065,000)	(3,500,000)
Net cash provided by financing activities	432,121	764,327

NET DECREASE IN CASH	(540,257)	(2,023,375)

CASH, BEGINNING OF PERIOD	3,227,981	3,853,816

CASH, END OF PERIOD	$2,687,724	$1,830,441
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$189,933	$111,060
Income taxes paid	$281,538	$26,582

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED JULY 31, 2017 AND 2016

(Unaudited)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
On February 23, 2017 Coffee Holding Co., Inc. acquired the assets of Comfort Foods, Inc.:

Accounts receivable	$584,918
Inventory	1,116,906
Equipment	229,597
Prepaid expenses	32,681
Customer lists	170,000
Goodwill	1,359,502
Other asset	26,551

Less: liabilities	626,880

Net cash paid	$2,893,275